 Exhibit 99.(h)(2)(R)

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST

SEVENTEENTH AMENDMENT

TO

SUB-ADMINISTRATIVE SERVICES FEE AGREEMENT

This Seventeenth Amendment (“Amendment”) to the Sub-Administrative Services Fee Agreement dated April 30, 2017 (“Agreement”) by and between the American Beacon Funds and the American Beacon Select Funds, each a Massachusetts business trust, and the American Beacon Institutional Funds Trust, a Delaware statutory trust, (collectively, the “Trusts”), and American Beacon Advisors, Inc., a Delaware corporation (the “Manager”) is effective as of October 21, 2024. Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, the parties wish to amend the Agreement as set forth below:

The Manager and the Trusts wish to amend and replace Schedule A to the Agreement to add the American Beacon Ninety One Global Franchise Fund and the American Beacon Ninety One International Franchise Fund, as set forth below.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	The Agreement and its Schedule A are hereby amended to reflect the addition of the following Funds:

a.	American BeaconNinety One Global Franchise Fund, and

b.	American Beacon Ninety One International Franchise Fund.

2.	Schedule A is hereby deleted in its entirety and replaced with the updated attached Schedule A.

3.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment is incorporated in its entirety into the Agreement, and this Amendment and said Agreement shall be read and interpreted together as the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.

AMERICAN BEACON FUNDS
AMERICAN BEACON SELECT FUNDS
AMERICAN BEACON INSTITUTIONAL FUNDS TRUST

By:	/s/ Paul B. Cavazos
Paul B. Cavazos
Vice President

AMERICAN BEACON ADVISORS, INC.

By:	/s/ Gregory J. Stumm
Gregory J. Stumm
President and Chief Executive Officer

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST

SUB-ADMINISTRATIVE SERVICES FEE Agreement

SCHEDULE A

American Beacon Funds

American Beacon AHL Managed Futures Strategy Fund

American Beacon AHL Multi-Alternatives Fund

American Beacon AHL TargetRisk Fund

American Beacon ARK Transformational Innovation Fund

American Beacon Balanced Fund

American Beacon EAM International Small Cap Fund

American Beacon FEAC Floating Rate Income Fund

American Beacon Garcia Hamilton Quality Bond Fund

American Beacon Developing World Income Fund

American Beacon International Equity Fund

American Beacon Large Cap Value Fund

American Beacon Man Large Cap Growth Fund

American Beacon Man Large Cap Value Fund

American Beacon Ninety One Global Franchise Fund

American Beacon Ninety One International Franchise Fund

American Beacon NIS Core Plus Bond Fund

American Beacon Shapiro Equity Opportunities Fund

American Beacon Shapiro SMID Cap Equity Fund

American Beacon SiM High Yield Opportunities Fund

American Beacon Small Cap Value Fund

American Beacon SSI Alternative Income Fund

American Beacon Stephens Mid-Cap Growth Fund

American Beacon Stephens Small Cap Growth Fund

American Beacon The London Company Income Equity Fund

American Beacon TwentyFour Sustainable Short Term Bond Fund

American Beacon TwentyFour Strategic Income Fund

AMERICAN BEACON SELECT FUNDS

American Beacon AHL Trend ETF

American Beacon GLG Natural Resources ETF

American Beacon U.S. Government Money Market Select Fund

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST

American Beacon Diversified Fund

Effective Date: October 21, 2024